Exhibit 99.1

LM Funding America, Inc. Reports Financial Results and Provides Business Update for the Third Quarter of 2022

Expected to Have Approximately 2,700 Miners Mining by Year’s End, Up From 848 Machines as of September 30, 2022

Reports working capital of $15.5 million and stockholders’ equity of
$62.2 million ($4.75 per share) as of September 30, 2022

Conference Call to Be Held Today at 11:00 am ET

TAMPA, FL, November 18, 2022-- LM Funding America, Inc. (NASDAQ:LMFA) ("LM Funding" or the "Company"), a cryptocurrency mining and technology-based specialty finance company, today provided a business update and reported financial results for the three months ended September 30, 2022.

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “We took another step forward on the execution of our Bitcoin mining strategy, and began actively mining Bitcoin in September 2022. We currently have 1,200 miners actively mining Bitcoin as of November 15, 2022, and currently believe that number will reach approximately 2,700 by year’s end. Previously, we had anticipated having more than 5,000 miners operational by the fourth quarter of 2022, but we have experienced issues with one of our third-party hosting companies. We are now looking for alternative solutions to host approximately 2,690 miners.”

“As of November 15, 2022, we have production capacity of approximately 120 petahash. Production is expected to increase to 270 petahash by year’s end when we hope to have the approximately 2,700 miners energized. In addition, during the third quarter, we opportunistically took advantage of lower pricing on mining machines and purchased four hundred additional S19J Pros and two hundred S19XP miners, which we expect to come online between now and March 31, 2023. We will continue to identify and take advantage of opportunities to purchase additional miners at favorable prices in order to continue to maximize long-term shareholder value,” concluded Mr. Rogers.

Richard Russell, Chief Financial Officer of LM Funding, added, “Our balance sheet remains strong, and at September 30, 2022, we had $10.2 million in cash, working capital of $15.5 million and shareholders’ equity of $62.2 million. As sponsor and founding stockholder of LMF Acquisition Opportunities, Inc. (“LMAO”), a special purpose acquisition company (SPAC), we are pleased to report that the merger with SeaStar Medical successfully was consummated on October 28, 2022.”

Financial Highlights for the Three Months ended September 30, 2022

•
Cash of $10.2 million and working capital of $15.5 million as of September 30, 2022
•
Total stockholders’ equity of $62.2 million and net equity per share of $4.75 as of September 30, 2022 (calculated as stockholders’ equity divided by 13,091,883 shares outstanding as of September 30, 2022)

•
Revenues for the quarter ended September 30, 2022, were approximately $188,000 as compared to $224,000 for the comparable quarter in 2021, due to the shift in focus to Bitcoin mining, and timing of Bitcoin mining late in the quarter, as well as the timing of association fee payoffs.

Investor Conference Call

LM Funding will host a conference call November 18, 2022, at 11:00 A.M. Eastern Time to discuss the Company’s financial results for the third quarter ended September 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 956556. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2917/47146 or on the investor relations section of the company’s website, https://ir.lmfunding.com/.

A webcast replay will be available on the investor relations section of company’s the website athttps://ir.lmfunding.com/news-events/ir-calendar through November 24, 2023. A telephone replay of the call will be available approximately one hour following the call, through December 5, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 47146.

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of our bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: LMFA@crescendo-ir.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Cash	$10,175,211	$32,559,185
Finance receivables	20,709	28,193
Short-term investments - convertible debt securities (Note 7)	-	539,351
Marketable securities (Note 7)	24,220	2,132,051
Short-term investments - debt securities (Note 7)	2,619,292	2,000,000
Prepaid expenses and other assets	1,205,719	1,251,852
Note receivable from related party (Note 7)	2,785,000	-
Digital assets (Note 10)	616,257	-
Current assets	17,446,408	38,510,632
Fixed assets, net (Note 9)	21,975,960	17,914
Real estate assets owned	80,057	80,057
Operating lease - right of use assets (Note 4)	289,468	59,969
Long-term investments - equity securities (Note 7)	322,246	1,973,413
Investments in unconsolidated affiliates (Note 7)	17,362,125	4,676,130
Deposits on mining equipment and hosting services (Note 8)	10,467,721	16,775,100
Other assets	10,726	10,726
Long-term assets	50,508,303	23,593,309
Total assets	$67,954,711	$62,103,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$636,369	463,646
Note payable - short-term (Note 3)	-	114,688
Due to related parties (Note 2)	75,615	121,220
Current portion of lease liability (Note 5)	90,004	68,002
Income tax payable (Note 4)	1,167,856	326,178
Total current liabilities	1,969,844	1,093,734
Lease liability - long-term (Note 5)	203,211	-
Long-term liabilities	203,211	-
Total liabilities	2,173,055	1,093,734

Stockholders’ equity:
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized; 13,091,883 and 13,017,943 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	13,092	13,018
Additional paid-in capital	85,469,749	74,525,106
Accumulated deficit	(23,323,573)	(13,777,006)
Total stockholders’ equity	62,159,268	60,761,118
Non-controlling interest	3,622,388	249,089
Total stockholders’ equity	65,781,656	61,010,207
Total liabilities and stockholders’ equity	$67,954,711	$62,103,941

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Interest on delinquent association fees	$57,585	$129,439	$270,993	$269,556
Administrative and late fees	14,717	14,642	51,123	46,574
Recoveries in excess of cost - special product	20,171	14,000	73,526	61,052
Underwriting and other revenues	12,362	28,784	55,278	86,981
Rental revenue	40,788	36,759	120,240	103,264
Digital mining revenues, net	42,157	-	42,157	-
Total revenues	187,780	223,624	613,317	567,427
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	38,960	-	38,960	-
Staff costs and payroll	4,297,540	1,874,798	12,886,432	3,422,819
Professional fees	714,730	497,942	2,520,981	1,340,909
Settlement costs with associations	-	-	160	-
Selling, general and administrative	209,328	106,895	446,519	302,679
Provision for credit losses	-	-	500	(10,000)
Recovery of cost from related party receivable	-	(100,000)	-	(200,000)
Real estate management and disposal	22,558	29,878	76,453	77,646
Depreciation and amortization	38,617	4,482	43,718	9,476
Collection costs	5,037	(1,410)	(6,689)	3,339
Other operating expenses	124,405	5,801	273,798	17,415
Total operating expenses	5,451,175	2,418,386	16,280,832	4,964,283
Operating loss	(5,263,395)	(2,194,762)	(15,667,515)	(4,396,856)
Realized gain (loss) on securities	-	(173,282)	(349,920)	13,951,752
Realized gain on convertible debt securities	-	-	287,778	-
Unrealized loss on convertible debt security	-	(2,588,916)	-	(87,316)
Unrealized loss on marketable securities	(13,000)	(478,448)	(36,900)	(478,448)
Impairment loss on digital assets	(26,634)	(23,720)	(404,341)	(23,720)
Unrealized gain (loss) on investment and equity securities	(194,174)	(123,172)	11,034,828	1,024,714
Digital assets other income	-	-	5,658	-
Interest income	85,602	77,956	264,947	164,895
Interest expense	-	(3,939)	-	(653)
Dividend income	1,125	738	3,875	738
Gain on forgiveness of note payable	-	-	-	157,251
Income (loss) before income taxes	(5,410,476)	(5,507,545)	(4,861,590)	10,312,357
Income tax expense	(1,311,678)	(12,619)	(1,311,678)	(29,883)
Net income (loss)	(6,722,154)	(5,520,164)	(6,173,268)	10,282,474
Less: Net (income) loss attributable to non-controlling interest	59,298	33,953	(3,373,299)	(284,770)
Net income (loss) attributable to LM Funding America Inc.	$(6,662,856)	$(5,486,211)	$(9,546,567)	$9,997,704

Earnings/(loss) per share:
Basic income (loss) per common share - net income (loss) - attributable to LM Funding	$(0.51)	$(1.01)	$(0.73)	$1.89
Diluted income (loss) per common share - net income (loss) - attributable to LM Funding	$(0.51)	$(1.01)	$(0.73)	$1.88
Weighted average number of common shares outstanding:
Basic	13,091,883	5,414,296	13,081,591	5,293,375
Diluted	13,091,883	5,421,606	13,081,591	5,305,418

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,173,268)	$10,282,474
Adjustments to reconcile net income (loss) to cash used in operating activities
Depreciation and amortization	43,718	9,476
Right to use asset non cash lease expense	71,288	75,605
Stock compensation	988,498	-
Stock option expense	9,956,219	-
Debt forgiveness	-	(157,251)
Accrued investment income	(259,867)	(160,954)
Gain on deconsolidation of affiliate	-	(43,623)
Unrealized loss on convertible debt security	-	87,316
Unrealized loss on marketable securities	36,900	478,448
Impairment loss on digital assts	404,341	23,720
Unrealized gain on investment and equity securities	(11,034,828)	(1,024,714)
Realized (gain) loss on securities	349,920	(13,951,752)
Realized gain on convertible note securities	(287,778)	-
Investment in securities	-	(16,118,533)
Proceeds from securities	2,565,893	30,070,285
Investment in convertible note receivable	-	(5,000,000)
Convertible note receivable converted into marketable security	844,882	4,231,760
Investment in marketable Securities	(844,882)	(3,958,678)
Change in assets and liabilities
Prepaid expenses and other assets	807,352	(8,326)
Accounts payable and accrued expenses	172,723	382,204
Advances (repayments) to related party	(45,605)	103,934
Mining of digital assets	(42,157)	-
Lease liability payments	(75,574)	(76,656)
Deferred taxes and taxes payable	841,678	29,883
Net cash provided by (used in) operating activities	(1,680,547)	5,274,618

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	19,049	37,549
Net collections of finance receivables - special product	(11,565)	8,450
Payments for real estate assets owned	-	(68,568)
Capital expenditures	(15,380)	(4,207)
Deposits for mining equipment and hosting	(16,467,402)	(1,565,625)
Investments in digital assets	(978,441)	(1,419,958)
Loan to purchase securities	-	1,784,250
Investment in note receivable - related party	(2,785,000)	-
Investment in note receivable	(350,000)	-
Repayment of loan to purchase securities	-	(1,784,250)
Investment in unconsolidated affiliate	-	(5,738,000)
Net cash used in investing activities	(20,588,739)	(8,750,359)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments	-	(28,534)
Insurance financing repayments	(114,688)	(134,485)
Exercise of warrants	-	9,544,623
Net cash provided by (used in) financing activities	(114,688)	9,381,604
NET INCREASE (DECREASE) IN CASH	(22,383,974)	5,905,863
CASH - BEGINNING OF YEAR	32,559,185	11,552,943
CASH - END OF YEAR	$10,175,211	$17,458,806

SUPPLEMENTAL DISCLOSURES OF NON-CASHFLOW INFORMATION
Insurance financing	$-	$210,260
ROU assets and operating lease obligation recognized	$300,787	$-
Reclassification of mining equipment deposit to fixed assets, net	$21,986,382	$-
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for interest	$-	$1,892
Cash paid for income taxes	$470,000	$-